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                                                                   EXHIBIT 99.1
FLORSHEIM GROUP INC.
200 NORTH LASALLE STREET
CHICAGO, ILLINOIS 60601                    FOR FURTHER INFORMATION PLEASE CALL:
                                                      THOMAS P. POLKE
                                                      (312) 458-7421



                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------



                FLORSHEIM COMPLETES SALE OF U.S. ASSETS TO WEYCO
                ------------------------------------------------





CHICAGO - May 21, 2002 - Florsheim Group Inc. today announced that it completed the previously announced sale of its U.S. assets to the Weyco Group, Inc. (NASDAQ: WEYS). The sale to Weyco included the U.S. wholesale business and 23 retail stores. Cash proceeds were approximately $45.6 million, and are subject to post closing adjustment.

Florsheim said that it expects to complete the sale to Weyco of the assets of its European operations in June 2002. The Company received $1.1 million, which is being held in escrow, to fund the purchase of the European assets.

Proceeds of the sales will be used to pay certain Chapter 11 administrative expenses and reduce amounts outstanding under Florsheim's debtor in possession financing facility.


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Information contained in this release with respect to the Company's proposed sale of Assets is forward-looking. These statements represent the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors, among others, include reactions of creditors, customers and others regarding the proposed sale and risks and uncertainties relating to motions filed with the Bankruptcy Court.